Exhibit 3.1
ROSS MILLER Secretary of State 204 Nor1h Carton Street, Suite 1 Carton City, Nevada 89701 520 (775) 684·5708 Website: www.nvsoa.gov

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20140271117-46
Filing Date and Time 04/14/2014 8:00AM
Entity Number E0209982005-6

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY• DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name or corporation:
HYDROCARB ENERGY CORPORATION

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
1,000,000,000 shares of common stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
333,333,334 shares of common stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The company will issue one share of common stock for every three shares of common stock issued and outstanding on the effective date and time of the reverse split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled a fraction of a share and the percentage of outstanding shares affected thereby:
See Attachment "A."

7. Effective date and time of filing: (optional)     Date: May 8, 201 4    Time:  4 AM EST

8. Signature: (required)	(must not be later than 90 days after the certificate is filed)

Secretary
Signature of officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 8-31-11

Attachment "A"

Fractional shares will be rounded up to one whole share.

STATE OF NAVEDA

ROSS MILLER Secretary of State		Commercial Recordings Division
SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings		202 N. Carson Street Carson City, NV 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

CHRISTINE SPENCER	Job: C20140414-0156
800 GESSNER STE 375	April l4, 2014
HOUSTON, TX 77024

Special Handling Instructions:
04/14/1 4 NEH FED EX 798535678320  3RD PARTY

Charges
Description	Document Number	Filing Date/Time	Qty	Price	Amount
Stock Split	20140271117-46	4/14/2014 8:00:23 AM	1	$175.00	$175.00
24 Hour Expedite	20140271117-46	4/14/2014 8:00:23 AM	1	$175.00	$125.00
Total					$300.00

Payments
Type	Description	Amount
Credit	06764Z114041419335447	$300.00
Total		$300.00
	Credit Balance:	$0.00

Job Contents:
Filed Stamped Copy(s):	1

CHRISTINE SPENCER
800 GESSNER STE 375
HOUSTON, TX 77024